KRONOS WORLDWIDE, INC.                  Contact:    Gregory M. Swalwell
Three Lincoln Centre                                Vice President,  Finance and
5430 LBJ Freeway, Suite 1700                           Chief Financial Officer
Dallas, Texas   75240-2697                          (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


               KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND


         DALLAS, TEXAS - August 29, 2005 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents ($0.25) per share on its common stock, payable on September 23, 2005 to stockholders of record at the close of business on September 9, 2005.

         Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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